                    EX-99
                    EX-99.B5 INVESTMENT MANAGEMENT AGREEMENT


                       DELAWARE GROUP DECATUR FUND, INC.

                          DECATUR INCOME FUND SERIES

                        INVESTMENT MANAGEMENT AGREEMENT


                 AGREEMENT, made by and between DELAWARE GROUP
  DECATUR FUND, INC., a Maryland Corporation, (the "Fund") for the DECATUR INCOME FUND SERIES (the "Series") and DELAWARE MANAGEMENT COMPANY, INC., a Delaware Corporation, (the "Investment Manager").

                             W I T N E S S E T H:

                 WHEREAS, the Fund has been organized and operates as an investment company registered under the Investment Company Act of 1940 and engages in the business of investing and reinvesting its assets in securities; and

                 WHEREAS, the Investment Manager is a registered Investment Adviser under the Investment Advisers Act of 1940 and engages in the business of providing investment management services; and

                 WHEREAS, the indirect parent company of the Investment Manager has completed on the date of this Agreement a merger transaction which resulted in a change of control of the Investment Manager and an automatic termination of the previous Investment Management Agreement for the Series dated as of the 29th day of June, 1988; and

                 WHEREAS, the Board of Directors of the Fund and shareholders of the Series have determined to enter into a new Investment Management Agreement with the Investment Manager to be effective as of the date hereof.

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

                 1. The Fund hereby employs the Investment Manager to manage the investment and reinvestment of the Series' assets and to administer its affairs, subject to the direction of the Board and officers of the Fund for the period and on the terms hereinafter set forth. The Investment Manager hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Investment Manager shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Fund in any way, or in any way be deemed an agent of the Fund. The Investment Manager shall regularly make decisions as to what securities to purchase and sell on behalf of the Series and shall give written instructions to the Trading Department maintained by the Fund for implementation of such decisions and shall furnish the Board of Directors of the Fund with such information and reports regarding the Series' Investments as the Investment Manager deems appropriate or as the Directors of the Fund may reasonably request.

                 2. The Fund shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of stock, including issuance, redemption and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; and taxes. Directors, officers and employees of the Investment Manager may be directors, officers and employees of the funds of which Delaware Management Company, Inc. is Investment Manager. Directors, officers and employees of the Investment Manager who are directors, officers and/or employees of the funds shall not receive any compensation from the funds for acting in such dual capacity.

                 In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Fund and Investment Manager may share facilities common to each, with appropriate proration of expenses between them.

                 3. (a) The Fund shall place and execute its own orders for the purchase and sale of portfolio securities with broker/dealers. Subject to the primary objective of obtaining the best available prices and execution, the Fund will place orders for the purchase and sale of portfolio securities with such broker/dealers selected from among those designated from time to time by the Investment Manager, who provide statistical, factual and financial information and services to the Fund, to the Investment Manager, or to any other Fund for which the Investment Manager provides investment advisory services and/or with broker/dealers who sell shares of the Fund or who sell of any other Fund for which the Investment Manager provides investment advisory services. Broker/dealers who sell shares of the Funds of which Delaware Management Company, Inc. is Investment Manager, shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

                 (b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and procedures as may be adopted by the Board of Directors and officers of the Fund, the Investment Manager may ask the Fund, and the Fund may agree, to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where it and the Investment Manager have determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Investment Manager's overall responsibilities with respect to the Fund and to other funds for which the Investment Manager exercises investment discretion.

                 4. As compensation for the services to be rendered to the Fund by the Investment Manager under the provisions of this Agreement, the Fund shall pay to the Investment Manager monthly from the Series' assets a fee based on the daily average net assets of the Series during the month. Such fee shall be calculated in accordance with the following rates and provisions, less the Series' proportionate part of all fees paid to members of the Board of Directors of the Fund during the same period based on the number of publicly offered Series of the Fund:

  MONTHLY RATE        EQUIVALENT ANNUAL RATE   AVERAGE DAILY NET

  ASSETS
  6/120 of 1%         .600%                    on the first

                                               $100,000,000


  5.25/120 of 1%      .525%                    on the next

                                               $150,000,000

  5/120 of 1%         .500%                    on the next

                                               $250,000,000


  4.75/120 of 1%      .475%                    on assets over

                                               $500,000,000

                 If this Agreement is terminated prior to the end of any calendar month, the management fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

                 5. The services to be rendered by the Investment Manager to the Fund under the provisions of the Agreement are not to be deemed to be exclusive, and the Investment Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

                 6. The Investment Manager, its directors, officers, employees, agents and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, may render underwriting services to the Fund or to any other investment company, corporation, association, firm or individual.

                 7. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of duties of the Investment Manager to the Fund, the Investment Manager shall not be subject to liabilities to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

                 8. This Agreement shall be executed and become effective as of the date written below if approved by the vote of a majority of the outstanding voting securities of the Series. It shall continue in effect for a period of two years and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Directors or by vote of a majority of the outstanding voting securities of the Series and only if the terms and the renewal hereof have been approved by the vote of a majority of the directors of the Fund, who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. No amendment to this Agreement shall be effective unless the terms thereof have been approved by the vote of a majority of the outstanding voting securities of the Series and by the vote of a majority of directors of the Fund who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwith-standing the foregoing, this Agreement may be terminated by the Fund at any time, without the payment of a penalty, on sixty days' written notice to the Investment Manager of the Fund's intention to do so, pursuant to action by the Board of Directors of the Fund or pursuant to vote of a majority of the outstanding voting securities of the Series. The Investment Manager may terminate this Agreement at any time, without the payment of penalty on sixty days' written notice to the Fund of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to ouch termination, and except for the obligation of the Fund to pay to the Investment Manager the fee provided in Paragraph 4 hereof, prorated to the date of termination. The Agreement shall automatically terminate in the event of its assignment.

                 9. The Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

                 10. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities"; "interested persons"; and "assignment" shall have the meanings defined in the Investment Company Act of 1940.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement by having it signed by their duly authorized officers as of the 3rd
                                                                            ---
  day of April                    , 1995.
         -------------------------

  DELAWARE GROUP DECATUR FUND, INC. FOR THE DECATUR INCOME FUND SERIES



  Attest:/s/Eric E. Miller                     By:/s/Brian F. Wruble
         -----------------------                  ----------------------------
         Eric E.Miller                            Brian F. Wruble



  DELAWARE MANAGEMENT COMPANY, INC.



  Attest:/s/Richelle S. Maestro                By:/s/Wayne A. Stork
         ------------------------                 ------------------
         Richelle S. Maestro                      Wayne A. Stork

                       DELAWARE GROUP DECATUR FUND, INC.

                       DECATUR TOTAL RETURN FUND SERIES

                        INVESTMENT MANAGEMENT AGREEMENT


                 AGREEMENT, made by and between DELAWARE GROUP DECATUR FUND, INC., a Maryland Corporation (the "Fund") for the DECATUR TOTAL RETURN FUND SERIES (the "Series"), and DELAWARE MANAGEMENT COMPANY, INC., a Delaware Corporation, (the "Investment Manager").

                             W I T N E S S E T H:

                 WHEREAS, the Fund has been organized and operates as an investment company registered under the Investment Company Act of 1940 and engages in the business of investing and reinvesting its assets in securities; and

                 WHEREAS, the Investment Manager is a registered Investment Adviser under the Investment Advisers Act of 1940 and engages in the business of providing investment management services; and

                 WHEREAS, the indirect parent company of the Investment Manager has completed on the date of this Agreement a merger transaction which resulted in a change of control of the Investment Manager and an automatic termination of the previous Investment Management Agreement for the Series dated as of the 29th day of June, 1988, and subsequently was amended as of the 7th day of December, 1990; and

                 WHEREAS, the Board of Directors of the Fund and shareholders of the Series have determined to enter into a new Investment Management Agreement with the Investment Manager to be effective as of the date hereof.

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

                 1. The Fund hereby employs the Investment Manager to manage the investment and reinvestment of the Series' assets and to administer its affairs, subject to the direction of the Board and officers of the Fund for the period and on the terms hereinafter set forth. The Investment Manager hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Investment Manager shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Fund in any way, or in any way be deemed an agent of the Fund. The Investment Manager shall regularly make decisions as to what securities to purchase and sell on behalf of the Series and shall give written instructions to the Trading Department maintained by the Fund for implementation of such decisions and shall furnish the Board of Directors of the Fund with such information and reports regarding the Series' investments as the Investment Manager deems appropriate or as the Directors of the Fund may reasonably request.

                 2. The Fund shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of stock, including issuance, redemption and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; and taxes. Directors, officers and employees of the Investment Manager may be directors, officers and employees of the funds of which Delaware Management Company, Inc. is Investment Manager. Directors, officers and employees of the Investment Manager who are directors, officers and/or employees of the funds shall not receive any compensation from the funds for acting in such dual capacity.

                 In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Fund and Investment Manager may share facilities common to each, with appropriate proration of expenses between them.

                 3. (a) The Fund shall place and execute its own orders for the purchase and sale of portfolio securities with broker/dealers. Subject to the primary objective of obtaining the best available prices and execution, the Fund will place orders for the purchase and sale of portfolio securities with such broker/dealers selected from among those designated from time to time by the Investment Manager, who provide statistical, factual and financial information and services to the Fund, to the Investment Manager, or to any other fund for which the Investment Manager provides investment advisory services and may place such orders with broker/dealers who sell shares of the Fund or who sell shares of any other fund for which the Investment Manager provides investment advisory services. Broker/dealers who sell shares of the funds of which Delaware Management Company, Inc. is Investment Manager, shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

                 (b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and procedures as may be adopted by the Board of Directors and officers of the Fund, the Investment Manager may ask the Fund, and the Fund may agree, to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where it and the Investment Manager have determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Investment Manager's overall responsibilities with respect to the Fund and to other funds for which the Investment Manager exercises investment discretion.

                 4. As compensation for the services to be rendered to the Fund by the Investment Manager under the provisions of this Agreement, the Fund shall pay to the Investment Manager monthly a fee based on the average daily net assets of the Series during the month. Such fee shall be calculated in accordance with the following rates and provisions, less all amounts paid to the members of the Board of Directors of the Fund during the same period:

   MONTHLY RATE        EQUIVALENT ANNUAL RATE   AVERAGE DAILY NET

   ASSETS
   6/120 of 1%         .600%                    on the first
                                                $500,000,000

   5.75/120 of 1%      .575%                    on the next
                                                $250,000,000

   5.5/120 of 1%       .550%                    on assets over
                                                $750,000,000

                 If this Agreement is terminated prior to the end of any calendar month, the management fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

                 5. The services to be rendered by the Investment Manager to the Fund under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

                 6. The Investment Manager, its directors, officers, employees, agents and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual and may render underwriting services to the Fund or to any other investment company, corporation, association, firm or individual.

                 7. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of duties of the Investment Manager to the Fund, the Investment Manager shall not be subject to liabilities to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

                 8. This Agreement shall be executed and become effective as of the date written below if approved by the vote of a majority of the outstanding voting securities of the Series. It shall continue in effect for a period of two years and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Directors or by vote of a majority of the outstanding voting securities of the Series and only if the terms and the renewal hereof have been approved by the vote of a majority of the Directors of the Fund, who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. No amendment to this Agreement shall be effective unless the terms thereof have been approved by the vote of a majority of the outstanding voting securities of the Series and by the vote of a majority of Directors of the Fund who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwith-standing the foregoing, this Agreement may be terminated by the Fund at any time, without the payment of a penalty, on sixty days' written notice to the Investment Manager of the Fund's intention to do so, pursuant to action by the Board of Directors of the Fund or pursuant to vote of a majority of the outstanding voting securities of the Series. The Investment Manager may terminate this Agreement at any time, without the payment of penalty on sixty days' written notice to the Fund of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Fund to pay to the Investment Manager the fee provided in Paragraph 4 hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment.

                 9. This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

                 10. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities"; "interested persons"; and "assignment" shall have the meanings defined in the Investment Company Act of 1940.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement by having it signed by their duly authorized officers as of the 3rd
                                                                            ---
  day of April           , 1995.
         ----------------------

  DELAWARE GROUP DECATUR FUND, INC. FOR THE DECATUR TOTAL RETURN FUND SERIES



  Attest:/s/Eric E. Miller                  By:/s/Brian F. Wruble
         -----------------------               -------------------------
         Eric E. Miller                        Brian F. Wruble

  DELAWARE MANAGEMENT COMPANY, INC.

  Attest:/s/Richelle S. Maestro             By:/s/Brian F. Wruble
         ------------------------              ----------------------
         Richellle S. Maestro                  Brian F. Wruble